ZHAOYUAN SHUANGJI CO., LTD.

PAGE

FINANCIAL STATEMENTS

Balance Sheet as of March 31, 2008 (unaudited) and December 31, 2007 (audited)

F1

Statement of Income for the Three Month Periods Ended March 31, 2008

and 2007 (unaudited)

F2

Statement of Cash Flows for the Three Month Periods Ended March 31, 2008

and 2007 (unaudited)

F3

NOTES TO FINANCIAL STATEMENTS (unaudited)

F4

ZHAOYUAN SHUANGJI CO., LTD.

BALANCE SHEETS

AS AT MARCH 31, 2008 AND DECEMBER 31, 2007

ASSETS	March 31,	December 31,
Current Assets:	2008 (unaudited)	2007 (audited)
Cash	$ 1,013,440	$ 802,211
Accounts receivables, less allowance for doubtful accounts	5,469,735	4,671,714
Other receivables	388,892	412,595
Advances to suppliers	284,521	167,595
Subsidy receivable	171,125	164,296
Inventory	13,462,856	13,281,676
Total current assets	20,790,569	19,500,087
Fixed Assets:
Land use rights	4,166,024	4,166,024
Mining rights	1,267,133	1,267,133
Buildings	4,015,029	4,015,029
Equipment	9,090,122	8,802,879
Vehicles	50,263	50,263
	18,588,571	18,301,328
Less accumulated depreciation and amortization	5,381,245	4,745,231
Net fixed assets	13,207,326	13,556,097
Other Assets:
Deferred interest	567,082	641,483
Long term receivable	1,095,630	1,095,630
Loans receivable	1,205,505	1,308,191
Total other assets	2,868,217	3,045,304
Total Assets	$ 36,866,112	$ 36,101,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable - bank	$ 18,752,591	$ 18,752,591
Accounts payable	3,233,996	3,217,262
Advances from customers	828,852	743,047
Accrued liabilities	370,105	833,634
Other liabilities	712,484	904,924
Total current liabilities	23,898,028	24,451,458

Long Term Bank Loans	3,100,721	2,474,672
Total liabilities	26,998,749	26,926,130

Stockholders’ Equity:
Paid in capital	2,411,861	2,411,861
Retained Earnings	7,387,351	6,508,244
Earnings appropriated for statutory reserves	1,205,931	1,205,931
Accumulated other comprehensive loss	(1,137,780)	(950,678)
Total Stockholders’ equity	9,867,363	9,175,358
Total Liabilities and Stockholders’ Equity	$ 36,866,112	$ 36,101,488

The accompanying notes are an integral part of these financial statements.

F1

ZHAOYUAN SHUANGJI CO., LTD.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the Three Month Periods Ended March 31, 2008, and 2007

(unaudited)

	2008	2007

Sales	$11,636,924	$ 10,695,550
Cost of Sales	9,702,766	9,041,802
Gross Profit	1,934,158	1,653,748

Selling and Administrative Expenses	281,907	352,938

Operating Income	1,652,251	1,300,810

Other Income (Expense):
Subsidy Income	167,465	18,283
Interest Expense	(553,348)	(358,285)
Other Expense	(76)	(3,096)

Income Before Income Taxes	1,266,292	957,712

Provision for Income Taxes:
Current Provision	387,185	365,896

Net Income for the Period	879,107	591,816

Other Comprehensive Loss - losses on foreign currency conversion	(187,102)	(78,474)

Total Comprehensive Income	$ 692,005	$ 513,342

The accompanying notes are an integral part of these financial statements.

F2

ZHAOYUAN SHUANGJI CO., LTD.

STATEMENTS OF CASH FLOWS

For the Three Month Periods Ended March 31, 2008 and 2007

(unaudited)

	2008	2007
CASH FLOWS FROM OPERATIONS:
Net income (loss)	$ 879,107	$ 591,816
Adjustments to reconcile net income to net cash provided by operating activities:
Charges and credits not involving the use of cash:
Depreciation and amortization	636,014	587,375
Amortization of deferred interest	74,401	151,685
Changes in assets and liabilities:
Increase in accounts receivable	(798,021)	(107,694)
Decrease (increase) in other receivables	23,703	(514,410)
Decrease (increase) in advances to suppliers	(116,926)	152,573
Decrease (increase) in subsidy receivable	(6,829)	488,875
Increase in inventory	(181,180)	(427,886)
Increase (decrease) in accounts payable	16,734	(714,405)
Increase (decrease) in advances from customers	85,805	(144,239)
Increase (decrease) in other payables	(192,440)	197,089
Decrease in accrued liabilities	(463,529)	(438,214)
	_________	_______
Net Cash Consumed By Operating Activities	(43,161)	(177,435)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(287,243)	-
Business loans made	-	(70,596)
Collections of business loans	102,686	-
Net Cash Consumed By Investing Activities	(184,557)	(70,596)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under bank loans	626,049	196,528
	________	_______
Net Cash Provided By Financing Activities	626,049	196,528

Effect on cash of foreign exchange conversion	(187,102)	(78,474)
Net change in cash	211,229	(129,977)
Cash balance, beginning of period	802,211	603,811
Cash balance, end of period	$ 1,013,440	$ 473,834

The accompanying notes are an integral part of these financial statements.

F3

ZHAOYUAN SHUANGJI CO., LTD.

NOTES TO FINANCIAL STATEMENTS

March 31, 2008

(unaudited)

1.

BASIS OF PRESENTATION

The unaudited interim financial statements of Zhaoyuan Shuangji Co., Ltd. (“the Company”) as of March 31, 2008, and for the three month periods ended March 31, 2008 and 2007, have been prepared in accordance with generally accepted accounting principles.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods.  The results of operations for the quarter ended March 31, 2008 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2008.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading.  The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2007.

2.

SUPPLEMENTARY CASH FLOWS INFORMATION

Cash paid for interest during the three month periods ended March 31, 2008 and 2007 was $475,771 and $226,764, respectively.  Cash paid for income taxes during the same three month periods was $287,195 and $365,896, respectively.  There were no noncash investing or financing transactions during either of these periods.

F4